Exhibit 23.01

Independent Auditors' Consent

The Board of Directors and Stockholders

Transaction Systems Architects, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-86052 and 333-49804) on Form S-3, and in the registration statements (Nos. 333-88024, 333-88020, 333-75964, 333-59630, 333-59632, 333-53504, 333-33728, 333-73027, 333-67987, 333-22473, 33-93900, and 333-2594) on Form S-8 of Transaction Systems Architects, Inc. of our report dated October 27, 2003 with respect to the consolidated balance sheets of Transaction Systems Architects, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003, which report appears in the September 30, 2003 Annual Report to Stockholders on Form 10-K of Transactions Systems Architects, Inc.  Our report also indicates that the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets," as of October 1, 2001.

/s/ KPMG LLP

December 22, 2003